UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2012

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 100 VENTURA, CALIFORNIA		93003
(Address of Principal Executive Offices)		(Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Reference is made to the information set forth under Item 5.02 of this Current Report on Form 8-K. The disclosure contained in Item 5.02 is hereby incorporated by reference in its entirety into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2012, Clean Diesel Technologies, Inc. (the “Company”) entered into an updated employment agreement with Mr. Nikhil Mehta, currently the Company’s Chief Financial Officer. The material terms of Mr. Mehta’s updated employment agreement include payment of an annual base salary of $310,000, plus a monthly housing allowance of $2,000. The employment agreement also provides that Mr. Mehta is eligible to participate in the Company’s Management Short Term Incentive Plan. The amount of any annual bonus under this plan will be based upon the degree to which such objectives are met, and will vary from 50% of base salary if the Company’s financial objectives are met, to a maximum of 100% of base salary for extraordinary Company performance as measured by pre-approved performance goals determined by the Company’s Board of Directors.

The employment agreement provides for Mr. Mehta’s acknowledgement of long-term incentive compensation comprised of stock options and restricted share units, which awards were issued on February 22, 2012 and previously disclosed in the Current Report on Form 8-K filed on February 28, 2012. According to Mr. Mehta’s employment agreement, unvested equity awards will vest immediately upon Termination Without Cause or Resignation for Good Reason concurrent with or subsequent to a Change in Control (as such terms are defined in his employment agreement).

Mr. Mehta’s employment agreement also provides that in the event of his termination of employment without Cause (as defined in his employment agreement) or resignation for Good Reason (as defined in his employment agreement), Mr. Mehta will receive:

•	Twelve months of base salary;

•	Twelve months of medical coverage; and

•	A pro-rated portion of annual bonus (based on the number of full months of service) to be paid within 45 days of the Company’s filing of Form 10-K.

In the event of termination of employment due to Disability (as defined in his employment agreement), Mr. Mehta will receive:

•	Six months of base salary;

•	Six months of medical coverage (any benefits received under the Company’s long term disability insurance program reduces the payments payable pursuant to this benefit); and

•	A pro-rated portion of annual bonus (based on the number of full months of service) to be paid within 45 days of the Company’s filing of Form 10-K.

In the event of Mr. Mehta’s termination of employment for Cause (as defined in his employment agreement) or resignation other than for Good Reason (as defined in his employment agreement) Mr. Mehta will not receive any severance benefits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1*†	Employment Agreement, dated May 2, 2012, between Clean Diesel Technologies, Inc. and Nikhil Mehta

*	Filed herewith
†	Indicates a management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

May 7, 2012	By:	/s/ Nikhil A. Mehta
Name: Nikhil A. Mehta
Title: Chief Financial Officer